UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 16, 2005

                          Madison Avenue Holdings Inc.
               -------------------------------------------------
               (Exact name of Registrant as specified in charter)


        Delaware                      000-50655                   20-0823997
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(State or other jurisdic-            (Commission                (IRS Employer
  tion of incorporation)             File Number)            Identification No.)


          428 South Atlantic Blvd., Suite 328, Monterey Park, CA 91754
          ------------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (626-576-4333)
                                                    --------------

                             c/o Cesar Villavicencio
                               344 E. 50th Street
                            New York, New York 10022
     ---------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01     Changes in Control of Registrant
---------     --------------------------------

          Madison Avenue Holdings Inc. (the "Company") entered into a Stock Purchase Agreement dated as of July 8, 2005 with Acer Limited ("Acer"), a British Virgin Islands company, and Alex Kam ("Kam"). Under the Stock Purchase Agreement, Acer agreed to sell to Kam 475,000 shares of common stock of the Company, constituting 95% of the issued and outstanding common stock of the Company (the "Shares"). The purchase price for the Shares was $120,000. The stock purchase transaction was closed on August 16, 2005. Further information on the Stock Purchase Agreement is hereby incorporated by referenced to the current report on Form 8-K previously filed with the Securities and Exchange Commission ("SEC") on August 25, 2005.

         By virtue of his acquisition of a majority of the voting securities of the Company pursuant to the Stock Purchase Agreement, Kam acquired from Acer control of the Company on August 16, 2005. In connection with the transaction, the Board of Directors of the Company elected Alex Kam (the "New Director") as a director of the Company, who will take office ten days after the Company files with the SEC and transmits to all holders of record of common stock of the Company an Information Statement containing the information required under SEC Rule 14f-1 (the "Information Statement"). The Board also approved the filing of the Information Statement and this Current Report on Form 8-K and the Board appointed Alex Kam as Chief Executive Officer of the Company (the "New Officer"). In addition, immediately after taking the foregoing action, all directors and officers of the Company (other than the New Director and New Officer) resigned, effective immediately upon the filing and dissemination of the Information Statement. Set forth in Item 5.02 below is certain information concerning all of the New Director and New Officer.

Item 5.02     Departure of Directors or Principal Officers; Election of
---------     ---------------------------------------------------------
Directors; Appointment of Principal Officers.
---------------------------------------------

         On July 8, 2005, as contemplated in the Stock Purchase Agreement discussed in Item 5.01, Cesar Villavicencio resigned as a director and resigned from all of his officer positions with the Company, including, but not limited to, Chief Executive Officer, President, Chief Financial Officer and Secretary. The resignation of Cesar Villavicencio shall become effective immediately after the time the election of the New Director becomes effective. The New Director shall take office ten days after the Company files with the SEC and transmits to all holders of record of common stock of the Company the Information Statement specified in Item 5.01. The New Director shall serve until the next annual meeting of stockholders of the Company or until their earlier death, disability or resignation. The New Officer shall serve at the pleasure of the Board of Directors. Currently, the Board of Directors does not have any committees. Set forth below is certain information concerning the New Director, who is also the New Officer of the Company elected in connection with the sale of the shares to Kam on July 8, 2005.

Name           Age          Positions with the Company
----           ---          --------------------------

Alex Kam       52           Chief Executive Officer and a director of the
                            Company.

Alex Kam, will serve as the Chief Executive Officer and a director of the Company. Mr. Kam has extensive experience in international trade between the U.S. and China. He established ACE Wholesale in 1981 and has severed as President of ACE Wholesale since that time. ACE Wholesale has operations in Hongkong and China, and focuses primarily on the import and export of electronic items. Since 1981, he has also served as Executive Vice President of The ACE Group, President of Marido Industrial Corporation, and President of Leman Development Corporation. Additionally, Mr. Kam also founded United National Bank in Monterey Park in 1986 and served as a director of the bank until the bank was sold in 1992. Mr. Kam has a Masters of Science degree from the University of California at Los Angeles.

Family relationships

Not applicable as the Company currently only has one director and officer which are the same person.

Certain Relationships and Related Transactions

Other than the security ownership in the Company, the Company has no other related transactions with Mr. Kam.

Employment Agreement

The Company has not entered into any employments with executive officers or other employees to date.

Item 9.01     Financial Statements and Exhibits
---------     ---------------------------------

(a)   Financial Statements of Business Acquired. None
(b)   Pro Forma Financial Information. None
(c)   Exhibits.

      17.1 Resignation from Cesar Villavicencio dated July 8, 2005 is hereby incorporated by reference to Exhibit 17.1 to the Company's Current Report on Form 8-K filed on August 25, 2005.

                                   Signatures
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               MADISON AVENUE HOLDINGS INC.

September 6, 2005                              By: /s/ Alex Kam
                                                   -------------
                                                   Alex Kam
                                                   Chief Executive Officer